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                                                                      Exhibit 11


                             Cambridge Heart, Inc.
             Computation of Net Loss per Share - Basic and Diluted

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

                                             For the three months ended       For the six months ended
                                                      June 30,                       June 30,
                                               1998              1999           1998            1999
                                             --------          --------       --------        --------
Net Loss                                   $(1,778,373)      $(1,786,752)    $(3,465,217)    $(1,094,823)
                                           ===========       ===========     ===========     ===========
Weighted average shares outstanding:
 a. Shares attributable to common
    stock outstanding                       10,661,946        11,135,318      10,643,216      11,021,184
                                           ===========       ===========     ===========     ===========
Net loss per share                         $     (0.17)      $     (0.16)    $     (0.33)    $     (0.31)
                                           ===========       ===========     ===========     ===========
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